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                                             Exhibit 23(a)







                CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1997, on the financial statements of Monongahela Power Company appearing on page 47 in the Combined Annual Report for Allegheny Power System, Inc., Allegheny Generating Company, Monongahela Power Company, The Potomac Edison Company and West Penn Power Company on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "EXPERTS" in such Prospectus.



PRICE WATERHOUSE LLP


July 17, 1997
Pittsburgh, Pennsylvania